                                                                     EXHIBIT 2.2


                               ARTICLES OF MERGER

                                       OF

                           CUMBERLAND COMPANIES, INC.

              As provided for under Nevada Revised Statute Section 78.458, Cumberland Companies, Inc. (name changed from Quiescent Corporation), a Nevada corporation, as the surviving corporation of the planned merger herein submits to the Secretary of State the following ARTICLES OF MERGER as acknowledged by the President and the Secretary of the corporation.

1. Quiescent Corporation, a Utah corporation, is located at 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah 84106 and is being merged into and survived by the Nevada corporation, as the acquiring corporation with its registered place of business at 1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104.

2. The plan of merger has been adopted by the board of directors of each corporation.

3. Approval by the stockholders of the Nevada corporation was not required as set forth in Section 78.454 inasmuch as the shares and rights of the stockholders of the Nevada corporation will not change.

4. Approval by the stockholders of the Utah corporation was required, and after approval by the board of directors, the plan was submitted to the stockholders at a special meeting on December 30, 1993, with the voting as follows: At the time of the meeting there were 1,000,000 shares outstanding and entitled to vote, 844,800 shares were present in person or by proxy and that 844,800 shares voted in favor of the plan and no shares voted against the plan.


5. There are no amendments to the Articles of Incorporation of the surviving corporation.

6.     A copy of the Plan of Merger is attached.
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              We, the undersigned, being the President and the Secretary, do make and file these Articles of Merger, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand.


                                             /s/ KRISTA CASTLETON
                                             -----------------------------------
                                             Krista Castleton, President


/s/ DAVID R. YEAMAN
------------------------------
David R. Yeaman, Secretary


STATE OF UTAH        )
                      : ss
County of Salt Lake  )

       On this 30th day of December, 1993, before me, a notary public, personally appeared Krista Castleton and David R. Yeaman, known to me to be the persons whose names are subscribed to the within document, and acknowledge that they executed the same.

/s/ PETER W. GUYON
------------------------------
Notary Public

[SEAL]
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                                 PLAN OF MERGER

                                       OF

                           CUMBERLAND COMPANIES, INC.

       SUBJECT TO THE NEVADA REVISED STATUTES SECTION 78.451 THE NEVADA CORPORATION HEREIN SUBMITS ITS PLAN OF MERGER AS APPROVED BY THE BOARD OF DIRECTORS AND A MAJORITY OF THE STOCKHOLDERS.

1.     NAME:

       It is the intent of Quiescent Corporation, incorporated in the State of Utah, to merge into and to be survived by the Nevada corporation, a corporation organized under the laws of the State of Nevada, and to hence forth be known and on record as Cumberland Companies, Inc. (name changed from Quiescent Corporation).

2.     TERMS AND CONDITIONS:

       The terms and conditions of the merger, as negotiated by the board of directors and approved by the majority of the stockholders, is as follows:

              (a) That Quiescent Corporation, a Utah corporation, merge into and be survived by the Nevada corporation, and that the stockholders of the Utah corporation will now hold the same number of shares in the Nevada corporation with identical designations, preferences, limitations, and relative rights after the merger.

              (b) That the stockholders in Quiescent Corporation, a Utah corporation, will receive one share of the Nevada corporation, in exchange for one share of the Utah corporation.

              (c) Merger of the Utah corporation into the Nevada corporation is permissible under Utah law Section 16-10A-1107(1)(a).
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              (d)    Subject to NRS Section 78.454, approval by the
stockholders of the Nevada corporation, is not required for the merger, inasmuch as the articles of incorporation of the Nevada corporation will not differ from its articles before the merger.

              (e) Each stockholder in the Nevada corporation, whose shares were outstanding immediately before the effective date of the merger, will hold the same number of shares with identical designations, preferences, limitations, and relative rights immediately after the merger.

              (f) The number of voting shares outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of voting shares outstanding immediately before the merger.

              (g) The number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger do not exceed more than twenty percent (20%) of the total number of participating shares outstanding immediately before the merger.


                                      QUIESCENT CORPORATION (Utah)

                                      /s/ KRISTA CASTLETON
                                      ------------------------------------------
                                      President

                                      QUIESCENT CORPORATION (Nevada)

                                      /s/ KRISTA CASTLETON
                                      ------------------------------------------
                                      President
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                             CERTIFICATE OF MERGER

                                       OF

                             QUIESCENT CORPORATION

       Pursuant to Utah Code Ann. Section 16-10A-1107(1)(a), the merger of Quiescent Corporation, a Utah corporation, into Quiescent Corporation, a Nevada corporation, is permitted under Nevada Revised Statutes Section 78.461.

       As required under Section 16-10A-1107(l)(c), the following corporation complies with Utah Code Ann. Section 16-10A-1105 as is evidenced by the accompanying documents attached hereto filed with the State of Nevada. Further, in compliance with this section, the principal address of Quiescent Corporation, the Nevada corporation is 1800 E. Sahara, Suite 107, Las Vegas, Nevada 89104.

       In compliance with Section 16-10A-1107(2), Quiescent Corporation, the Nevada corporation, herein provides to the State of Utah a registered agent within the state to accept service in any proceeding at: 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah 84106.

       Under penalties of perjury, I declare that this Certificate of Merger has been examined by me and are, to the best of my knowledge and belief, true and correct and complete.

Dated: December 30, 1993

By: /s/ KRISTA CASTLETON
   ------------------------------
   Krista Castleton, President